UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 16, 2024

Bristow Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700,	Houston,	Texas	77042
(Address of Principal Executive Offices)			(Zip Code)

Registrant’s telephone number, including area code	(713)	267-7600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	VTOL	NYSE

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 below is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation.

BALL Facility Amendment Effectiveness

As previously disclosed, on January 24, 2024 (the “Facility Agreement Signing Date”), Bristow Aircraft Leasing Limited (“BALL”) entered into a Deed of Amendment and Restatement (the “BALL Amendment”) among BALL, as borrower, Bristow Group Inc. (the “Company”), as parent guarantor, Bristow U.S. Leasing LLC (“BULL”), Bristow Helicopters Limited (“BHL”), the banks and financial institutions party thereto and National Westminster Bank Plc, pursuant to which the parties thereto agreed to amend and restate that certain Facility Agreement, dated as of January 10, 2023, among BALL, as borrower, the lenders from time to time party thereto and National Westminster Bank Plc, as arranger, agent and security trustee (the “Existing BALL Facility Agreement” and, as amended by the BALL Amendment, the “Amended BALL Facility Agreement”). The BALL Amendment was entered into in order to, among other things, amend and restate the Existing BALL Facility Agreement to include changes to reflect that BALL will be providing a guarantee of the commitments in respect of a senior secured term loan facility in an aggregate principal amount of up to pound sterling (“GBP”) 55 million (the “BHL Term Loan Facility” and the term loans thereunder, collectively the “BHL Term Loan”) and that BHL will be providing a guarantee of the term loan under the Amended BALL Facility Agreement.
On April 16, 2024, the conditions precedent in Part A of Schedule 1 of the BALL Amendment were satisfied and the BALL Amendment became effective.

The foregoing description of the BALL Amendment does not purport to be complete and is qualified in its entirety by reference to the BALL Amendment, a copy of which was attached as Exhibit 10.2 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 24, 2024.

BULL Facility Amendment Effectiveness

As previously disclosed, on the Facility Agreement Signing Date, BULL entered into a Deed of Amendment and Restatement (the “BULL Amendment”) among BULL, as borrower, the Company, as parent guarantor, BHL, the banks and financial institutions party thereto and National Westminster Bank Plc, pursuant to which the parties thereto agreed to amend and restate that certain Facility Agreement, dated as of January 10, 2023, among BULL, as borrower, the lenders from time to time party thereto and National Westminster Bank Plc, as arranger, agent and security trustee (the “Existing BULL Facility Agreement” and, as amended by the BULL Amendment, the “Amended BULL Facility Agreement”). The BULL Amendment was entered into in order to, among other things, amend and restate the Existing BULL Facility Agreement to include changes to reflect that BULL will be providing a guarantee of the BHL Term Loan and that BHL will be providing a guarantee of the term loan under the Amended BULL Facility Agreement.

On April 16, 2024, the conditions precedent in Part A of Schedule 1 of the BULL Amendment were satisfied and the BULL Amendment became effective.

The foregoing description of the BULL Amendment does not purport to be complete and is qualified in its entirety by reference to the BULL Amendment, a copy of which was attached as Exhibit 10.3 to the Current Report on Form 8-K filed by the Company with the SEC on January 24, 2024.

BHL Term Loan

As previously disclosed, on the Facility Agreement Signing Date, BHL, a subsidiary of the Company, entered into a Facility Agreement (the “BHL Facility Agreement”) among BHL, as borrower, the lenders from time to time party thereto and National Westminster Bank Plc, as arranger, agent and security trustee, pursuant to which the lenders have agreed to provide commitments in respect of the BHL Term Loan Facility.

On April 16, 2024, the first Utilisation Date (as defined in the BHL Facility Agreement) occurred under the BHL Facility Agreement, and BHL borrowed approximately GBP 26 million.

The foregoing description of the BHL Facility Agreement does not purport to be complete and is qualified in its entirety by reference to the BHL Facility Agreement, a copy of which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 24, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.
Date: April 16, 2024	By:	/s/ Jennifer D. Whalen
	Name:	Jennifer D. Whalen
	Title:	Senior Vice President, Chief Financial Officer